Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 8, 2005 included in Gensym Corporation’s Form 10-K for the year ended December 31, 2004 and to all references to our Firm included in this registration statement.

VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
August 8, 2005